Exhibit 1.1

Qwest Communications International Inc.

3.50% Convertible Senior Notes due 2025

Underwriting Agreement

November 2, 2005

Goldman, Sachs & Co.,

As the Representative of the several Underwriters
named in Schedule I hereto

85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Qwest Communications International Inc., a Delaware corporation (the “Company” or “QCII”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $1,100,000,000 principal amount of its Convertible Senior Notes (the “Notes”), convertible into common stock, $0.01 par value per share (“Stock”) of the Company, specified above (the “Firm Securities”) and, at the election of the Underwriters, up to an aggregate of $165,000,000 additional principal amount of Notes (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).  The Notes will be issued pursuant to an indenture, dated as of November 8, 2005 between QCII, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of November 8, 2005 between the Company and the Trustee (as supplemented, the “Indenture”).

1.                                       The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                  A registration statement on Form S-3 (File No. 333-127160) (the “Initial Registration Statement”), including a base prospectus in respect of the Firm Securities and Optional Securities and shares of the Stock issuable upon conversion thereof, has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the base prospectus contained therein, each in the form heretofore delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form under the Securities Act of 1933, as amended (the “Act”); the base prospectus included in the Initial Registration Statement at the time the Registration Statement was declared effective is hereinafter called the “Base Prospectus”; and no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or otherwise filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (including any preliminary prospectus relating to the Securities) and used prior to the filing of the Prospectus (as hereinafter defined), is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto but excluding Form T-1 and including the documents incorporated by reference in the Base Prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the final prospectus supplement relating to the Securities, in the form first filed, or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;

(b)                                 The Company meets, and as of the effective date of the Initial Registration Statement met, the requirements for use of Form S-3 under the Act.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c)                                  The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(e)                                  The Securities, when issued, will be in the form contemplated by the Indenture and will conform in all material respects to the description thereof in the Prospectus; the Securities have been duly authorized by QCII, and, when executed by QCII and authenticated by the Trustee in accordance with the provisions of the Indenture, will be duly executed, issued and delivered and will constitute valid and binding obligations of QCII, enforceable against QCII in accordance with their terms, and will be entitled to the benefits of the Indenture, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations;

(f)                                    The Indenture has been duly authorized by QCII and, when executed and delivered by QCII (assuming the due authorization, execution and delivery by the Trustee), will have been duly executed and delivered, and on the First Time of Delivery will constitute a valid and binding obligation of QCII, enforceable against QCII in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations;

(g)                                 This Agreement has been duly authorized, executed and delivered by QCII;

(h)                                 QCII has taken all necessary corporate action to authorize the issue and sale of the Securities;

(i)                                     Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus:  (i) there has been no event that has resulted or is reasonably likely to result in a material adverse effect in the financial position or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole (any such change is called a “Material Adverse Effect”); and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock;

(j)                                     QCII and each of the Subsidiaries (as defined below) has satisfactory title to all real property described in the Prospectus as being owned by it, and satisfactory title to each leasehold estate in the real property described in the Prospectus as being leased by it (except for those leases of real property in which QCII or any Subsidiary has such title but for the requirement that the landlord consent to an assignment or sublease of the lease) as is necessary to conduct the businesses and operate and utilize such real properties as now or proposed to be conducted, operated or utilized by it, as described in the Prospectus, except in each case, to the extent the failure to have such title would not have a Material Adverse Effect (as defined below), in each case free and clear of all liens, encumbrances, equities or claims (“Liens”) other than those described in the Prospectus or those that, individually or in the aggregate, do not have a Material Adverse Effect (as defined below);

(k)                                  QCII and each of QCII’s subsidiaries (each such subsidiary a “Subsidiary” and collectively, the “Subsidiaries”), that is a “significant subsidiary” of QCII (as such term is defined in Rule 1-02 of Regulation S-X) and each other Subsidiary that is an obligor under the QSC Credit Facility (as defined below), or any material intercompany loan (each such Subsidiary, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries” and including, but not limited to, those Subsidiaries listed on Schedule II), has been duly incorporated or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite corporate or other power and authority to own or lease its properties and conduct its businesses as now conducted as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have or be reasonably likely to have a Material Adverse Effect;

(l)                                     The outstanding shares of capital stock or other equity interests of each of QCII and each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and will conform to the description of the Stock contained in the Prospectus; except as disclosed in the Prospectus, all of the outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries are owned, directly or indirectly by QCII, free and clear of all liens, encumbrances, equities and claims (other than as listed on Schedule III);

(m)                               Assuming compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated, no consent, approval, authorization or order of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body is required for the issue and sale of the Securities and performance of any obligations under this Agreement, the Prospectus or the Indenture (collectively, the “Transaction Documents”) or the consummation of the other transactions contemplated in this Agreement, except (i) such as have been obtained on or prior to the First Time of Delivery and (ii) such as may be required under state securities or “Blue Sky” laws;

(n)                                 The issue and sale of the Securities, the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated in this Agreement will not conflict with or constitute or result in a breach or violation of, or result in the creation or imposition of a lien, charge or encumbrance on any material property or assets of QCII or any Subsidiary under, any of (i) the terms or provisions of, or constitute a default by QCII or any Subsidiary under, any Contract (as defined below), (ii) the certificate of incorporation or bylaws (or similar organizational documents) of QCII or any Significant Subsidiary or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body applicable to QCII or any Subsidiaries or any of their respective properties, except for such conflicts, breaches, violations or defaults, in the case of clauses (i) and (iii), which would not, individually or in the aggregate, have a Material Adverse Effect;

(o)                                 Neither QCII nor any Significant Subsidiary is (i) in violation of its certificate of incorporation or bylaws (or similar organizational documents), (ii) except as otherwise set forth in the Prospectus, in violation of any statute, judgment, decree, order, rule or regulation applicable to QCII or any Significant Subsidiary or any of their respective properties or assets, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii)  in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which QCII or any Significant Subsidiary is a party or to which QCII or any Significant Subsidiary is subject (each, a “Contract” and collectively, the “Contracts”), except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(p)                                 The statements set forth in the Prospectus under the captions “Description of Notes”, “Description of Preferred and Common Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption “Certain United States Federal Income Tax Consequences”, and under the caption “Description of Other Indebtedness” fairly summarize the matters described therein in all material respects;

(q)                                 Except as set forth in the Prospectus, there is no action, suit or proceeding by or before any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body or any arbitrator involving QCII or any Subsidiary or property of QCII or any Subsidiary pending or, to the best knowledge of QCII, threatened, except for such actions, suits or proceedings which would not, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on the performance by QCII of any of the Transaction Documents (other than the Prospectus), to the extent each will be a party thereto, the issue and sale of the Securities or the consummation of any of the transactions contemplated hereby or by the other Transaction Documents or (ii) a Material Adverse Effect;

(r)                                    Neither QCII nor any Significant Subsidiary is now or after giving effect to the offering and sale of the Securities and the consummation of the other transactions contemplated by the Prospectus, will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(s)                                  KPMG LLP, who have performed a review of or expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Prospectus are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.  Any non-audit services provided by such accountants have been approved by the Audit Committee of the Company.  The financial statements, together with the related schedules and notes, in the Prospectus, present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Prospectus under the captions “Summary- Summary Historical Financial and Other Data” and “Selected Historical Consolidated Financial and Other Data” (other than non-GAAP financial data) fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus;

(t)                                  The Company and, to its best knowledge, its officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective;

(u)                                 Except as set forth in the Prospectus and except for Permits (as defined below) reasonably expected to be obtained in the ordinary course of business, each of QCII and each of the Subsidiaries possesses all material licenses, permits, franchises and other governmental authorizations, consents and approvals necessary (collectively, the “Permits”) to conduct the businesses and own or lease its properties now or proposed to be operated by it as described in the Prospectus and each of QCII and each of the Subsidiaries is in compliance with the terms of such Permits, except where failure to possess such Permits or to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; none of QCII or any Subsidiary has received any notice of any proceeding relating to the revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(v)                                 Subsequent to the respective dates as of which information is given in the Prospectus and except as described therein or contemplated thereby, neither QCII nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business;

(w)                               Except as set forth in the Prospectus, there is no strike, labor dispute, slowdown or work stoppage with the employees of QCII or any of the Significant Subsidiaries which is pending or, to the best knowledge of QCII, threatened in writing, except for such events that would not, individually or in the aggregate, have a Material Adverse Effect;

(x)                                   Neither QCII nor any Subsidiary or, to the best knowledge of QCII, any of their directors, senior executive officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of QCII to facilitate the sale or resale of the Securities; and

(y)                                 Any certificate signed by any officer of QCII and delivered to the Underwriters or counsel for the Underwriters in connection with the issue and sale of the Securities shall be deemed a representation and warranty by QCII to the Underwriters as to matters covered thereby.

2.                                       (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.50% of the principal amount thereof, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price as for the Firm Securities, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of less than $100,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the option to purchase at their election up to $165,000,000 aggregate principal amount of Optional Securities, at the same purchase price set forth in clause (a) of the first paragraph of this Section 2 for the Firm Securities, for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities.  Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                       Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                       (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance.  The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian.  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian.  The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.  The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC.  The time and date of such delivery and payment of the Firm Securities shall be 9:30 a.m., New York City time, on November 8, 2005 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters’ election to purchase the Optional Securities, or at such other time and date as you and the Company may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Cahill Gordon & Reindel LLP (the “Closing Location”), and the Securities will be delivered at 80 Pine Street, New York, NY 10005, all at the Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                       The Company agrees with each of the Underwriters:

(a)                                  To prepare the Prospectus in a form approved by you and to promptly file such Prospectus pursuant to Rule 424(b) under the Act and in any event not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to such Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Securities or the shares of Stock issuable upon conversion of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  Prior to 4:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to use its commercially reasonable best efforts to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required by law or regulation at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and the shares of Stock issuable upon conversion of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities and the shares of Stock issuable upon conversion of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any options or warrants to purchase shares of stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; the foregoing shall not apply to (A) the sale of the Securities under this Agreement, (B) the issuance by the Company of any shares of Stock (i) pursuant to stock options, stock purchase, restricted stock and other rights to subscribe for, purchase or otherwise acquire common stock or any interest therein or related thereto under any incentive, benefit or similar plan,  (ii) in connection with discretionary or other contributions by the Company pursuant to any incentive, benefit or similar plan  (including, without limitation, the Company’s 401(k) plans) or (iii) upon exercise or conversion of currently outstanding options, rights, warrants or securities exercisable or convertible into common stock (C) the issuance of shares of Stock on conversion of the Securities, (D) the granting and/or exchange by the Company of stock options, restricted stock or restricted stock units pursuant to any employee or director benefit plan approved by the Board of Directors of the Company, (E) any offer or agreement by the Company to distribute or issue shares of Stock and warrants to purchase shares of Stock pursuant to settlements with respect to litigation claims as discussed in Note 10 — Commitments and Contingencies to our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, provided, however, that during the Lock-Up Period, the Company may only issue and/or distribute shares of Stock in connection with such settlements to a trust or escrow arrangement which shall not further distribute such stock or warrants during the Lock-Up Period, or (F) the issuance by the Company pursuant to Section 3(a)(9) or otherwise of equity securities or securities convertible into or exercisable or exchangeable for equity securities, in exchange for debt securities tendered by holders of the Company’s outstanding debt, provided that the aggregate value of the stock so issued will not exceed $125 million;

(f)                                    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(g)                                 To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Stock upon conversion of the Securities; and

(h)                                 To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange.

6.                                       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the shares of Stock issuable upon conversion of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, the Indenture, the blue sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, without limitation, of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.                                       The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  At such Time of Delivery, you shall have received the favorable opinions of in-house counsel of the Company and outside counsel for the Company, dated as of such Time of Delivery, the forms of which are attached hereto as Exhibits A-1, A-2, A-3 and A-4;

(d)                                 On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(e)                                  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f)                                    On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)                                 On or after the date hereof there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the

Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(i)                                     The shares of Stock issuable upon conversion of the Securities, at the conversion rate specified therein on the date hereof, shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange; and

(j)                                     The Company has obtained and delivered to the Underwriters executed copies of an agreement (each a “Lock-Up Agreement”) from each executive officer and director of the Company listed on Schedule IV hereto, substantially to the effect set forth Annex II hereto;

(k)                                  The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

8.                                       (a)  QCII hereby agrees to hold each Underwriter harmless and to indemnify each Underwriter (including any of its affiliated companies and any director, officer, agent or employee of such Underwriter or any such affiliated company) in its capacity as Underwriter and any director, officer or other person controlling (within the meaning of Section 20(a) of the Exchange Act) such Underwriter (including any of such Underwriter’s affiliated companies) (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities or expenses (whether direct or indirect, in contract, tort or otherwise) whatsoever, as incurred (including the cost of any investigation and preparation), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any omission or alleged omission to state in any of the Preliminary Prospectus, the Registration Statement or the Prospectus a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for any such loss, claim, damage, liability or expense which arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained therein or (y) any omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement or the Prospectus a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, if in any such case such statement or omission relates to any Underwriter and was made in reliance upon and in conformity with information furnished in writing by such Underwriter to QCII expressly for use therein (the “Underwriter Information”).  The foregoing indemnity shall be in addition to any liability which QCII might otherwise have to such Underwriter and such other Indemnified Persons.

(b)                                 Each Underwriter severally hereby agrees to hold the QCII harmless and to indemnify QCII (including any of its respective affiliated companies and any director, officer, agent or employee of QCII or any such affiliated company) and any director, officer or other person controlling (within the meaning of Section 20(a) of the Exchange Act) QCII (including any of QCII’s affiliated companies) from and against any and all losses, claims, damages, liabilities or expenses (whether direct or indirect, in contract, tort or otherwise) whatsoever, as incurred (including the cost of any investigation and preparation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information furnished by such Underwriter for inclusion in the Prospectus, or any omission or alleged omission to state in such Underwriter Information a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 8, such Indemnified Person shall notify QCII promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify QCII promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim.  Failure to so notify QCII shall not, however, relieve QCII from any liability which it may have on account of the indemnity under Section 8(a), except to the extent such failure results in the forfeiture by QCII of substantial rights and defenses.  QCII shall have the right to assume the defense of any such litigation or proceeding, including the engagement of counsel reasonably satisfactory to such Underwriter.  In any such litigation or proceeding the defense of which QCII shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) QCII shall have failed promptly to assume the defense thereof and employ counsel as provided above or (ii) counsel to the Indemnified Person reasonably determines that representation of such Indemnified Person by QCII’s counsel would present QCII’s counsel with a conflict of interest.  It is understood that QCII shall not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under this Agreement for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred.  Such separate firm shall be designated by the Underwriters.

(d)                                 QCII agrees to notify each Underwriter promptly of the written assertion of any claim in connection with the issue and sale of Securities against it, any of its officers or directors or any person who controls it within the meaning of Section 20(a) of the Exchange Act.  QCII will not settle, compromise or consent to entry of judgment with respect to any litigation or proceeding in respect of which indemnity may be sought hereunder, whether or not an Underwriter or its related Indemnified Persons is an actual or potential party to such litigation or proceeding, without each Underwriter’s prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement, compromise or consent (i) includes an unconditional release of each such Underwriter and its related Indemnified Persons from all liability in any way related to or arising out of such litigation or proceeding and (ii) does not impose any actual or potential liability or any other obligation upon any such Underwriter and its related Indemnified Persons and does not contain any factual or legal admission of fault, culpability or a failure to act by or with respect to any such Underwriter and its related Indemnified Persons.

(e)                                  (i)  If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company in respect of the Securities in which the related Underwriters participated as such, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement in respect of the Securities in which the related Underwriter participated as such shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Underwriters bear to the aggregate initial offering price of the Securities.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii)                                  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in this Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 8 for purposes of indemnification.

(iii)                               The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

(iv)                              Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the discount received by such Underwriter in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I.  For purposes of this Section 8(e), each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

9.                                       (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at a Time of Delivery.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) at such Time of Delivery of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.                                 If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, excluding termination pursuant to Sections 7(g)(i), 7(g)(iii) and 7(g)(iv) hereof, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.                                 In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representative in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17.                                 Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

18.                                 The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

QWEST COMMUNICATIONS INTERNATIONAL INC.

By:	/s/ Oren G. Shaffer
	Name:	Oren G. Shaffer
	Title:	Vice Chairman and Chief Financial
Officer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
As the Representative of the several Underwriters
named in Schedule I hereto

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Underwriter	Principal Amount of Firm Securities To Be Purchased	Aggregate Principal Amount of Optional Securities To Be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.	$440,002,000	$66,000,000
Credit Suisse First Boston LLC	192,500,000	28,875,000
Morgan Stanley & Co. Incorporated	192,500,000	28,875,000
Citigroup Global Markets Inc.	91,666,000	13,750,000
Lehman Brothers Inc.	91,666,000	13,750,000
Wachovia Capital Markets, LLC	91,666,000	13,750,000
Total	$1,100,000,000	$165,000,000

SCHEDULE II

LIST OF SUBSIDIARIES

Qwest Capital Funding, Inc.
Qwest Communications Corporation
Qwest Corporation
Qwest Interprise America, Inc.
Qwest Services Corporation
Qwest Wireless, LLC
Qwest LD Corp.

SCHEDULE III

LIST OF EXCLUDED LIENS, ENCUMBRANCES, EQUITIES AND CLAIMS

Except as disclosed in the Prospectus, all of the outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries are owned, directly or indirectly by QCII, free and clear of all liens, encumbrances, equities and claims except:

(i)                  liens in connection with the Credit Agreement dated as of October 21, 2005, among the Company, Qwest Services Corporation (“QSC”), Wachovia Bank, N.A., as administrative agent, and the other lenders named therein (the “QSC Credit Facility”);

(ii)               liens in connection with (x) the indenture among QSC, the guarantors named therein and Bank One Trust Company, N.A. relating to the 13% Senior Subordinated Secured Notes due 2007, the 13½% Senior Subordinated Secured Notes due 2010 and the 14% Senior Subordinated Secured Notes due 2014 (the “Existing Senior Sub Notes Indenture”) and (y) the indentures dated as of November 4, 1998 and November 27, 1998, respectively, between QCII and Bankers Trust Company relating to the 7.50% Senior Notes due 2008 of QCII and the 7.25% Senior Notes due 2008 of QCII (the “Existing QCII 2008 Indentures”));

(iii)            liens in connection with the Indenture, dated as of February 5, 2004, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and J.P. Morgan Trust Company (the “QCII 2004 Indenture”) as supplemented by the First Supplemental Indenture, dated as of June 17, 2005 and Second Supplemental Indenture, dated as of June 23, 2005 relating to the 7.25% Senior Notes due 2011, 7.50% Senior Notes due 2014, Floating Rate Senior Notes due 2009 and 7.50% Senior Notes due 2014- Series B; and

(iv)           liens in connection with the (A) Master Agreement Regarding Credit Agreement for Standby Letter of Credit Facilities dated as of February 28, 2003 among Qwest Corporation, Qwest Wireless, LLC and U.S. Bank National Association, as amended February 18, 2004, December 3, 2004, January 31, 2005, April 15, 2005 and October 21, 2005 and (B) Master Agreement Regarding Credit Agreement for Standby Letter of Credit Facilities dated as of February 28, 2003 among Qwest Services Corporation, Qwest Communications International Inc., Western Re, Inc., Qwest Business Resources, Inc., Qwest Communications Corporation, Qwest Broadband Services, Inc. and U.S. Bank National Association, as amended February 18, 2004, December 3, 2004, January 31, 2005, March 15, 2005 and October 21, 2005.

SCHEDULE IV

Director and executive officers who executed Lock-Up Agreements:

Allen, Barry

Alvarado, Linda

Anschutz, Philip

Baer, Richard

Biggs, Charles

Brooksher, Dane

Harvey, Cannon

Hellman, Peter

Kruger, Paula

Martin, Patrick

Murdy, Wayne

Notebaert, Richard

Popoff, Frank

Richards, Thomas

Richardson, John

Shaffer, Oren

Unruh, James

ANNEX I

Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)                                             They are independent certified public accountants with respect to the company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC.

(ii)                                          In their opinion, the consolidated financial statements and financial statement schedules audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

(iii)                                       They have not audited any consolidated financial statements of Qwest Communications International Inc., management’s assessment of the effectiveness of internal control over financial reporting, or the effectiveness of internal control over financial reporting as of any date or for any period subsequent to December 31, 2004; although they have conducted an audit for the year ended December 31, 2004, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the consolidated financial statements as of December 31, 2004, and for the year then ended,  management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, but not on the consolidated financial statements or internal control over financial reporting for any interim period within that year. Therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of September 30, 2005, the unaudited condensed consolidated statements of operations and the unaudited condensed consolidated statements of cash flows for the three and nine-month periods ended September 30, 2005 and 2004, incorporated by reference in the Registration Statement, or on the financial position, results of operations, or cash flows, or the effectiveness of internal control over financial reporting of Qwest Communications International Inc. as of any date or for any period subsequent to December 31, 2004.

(iv)                                      For purposes of this letter, they have reviewed the minutes from the 2005 meetings of the stockholders and the board of directors of the Company and all committees thereof, drafts of such minutes or summaries of actions of recent meetings for which minutes have not yet been prepared, from January 1, 2005 to November 1, 2005, as set forth in the minutes book as of November 1, 2005. Officials of the Company have advised them that the minutes of all such meetings through that date were set forth therein, except that with respect to meetings for which minutes have not been prepared, those officials provided them with draft minutes or a summary of matters discussed and actions taken at those meetings.

They have carried out other procedures to November 1, 2005, as follows (their work did not extend to the period from November 2, 2005 to November 3, 2005, inclusive):

With respect to the three and nine-month periods ended September 30, 2005 and 2004, they have:

(i)          Performed the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of September 30, 2005, and the unaudited condensed consolidated statements of operations and the unaudited condensed consolidated statements of cash flows for the three and nine-month periods ended September 30, 2005 and 2004, incorporated by reference in the Registration Statement.

(ii)         Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, they make no representations regarding the sufficiency of the foregoing procedures for your purposes.

(v)                                 Nothing came to their attention as a result of the foregoing procedures, however, that caused them to believe that:

(i)                                     Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a(i), incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

(ii)                                  The unaudited condensed consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

(vi)                                      Company officials have advised them that no consolidated financial statements as of any date or for any period subsequent to September 30, 2005 are available; accordingly, the procedures carried out by them with respect to changes in financial statement items after September 30, 2005 have been, of necessity, even more limited than those with respect to the periods referred to in 4 above. They have inquired of certain officials of the Company who have responsibility for financial and accounting matters regarding whether (a) there was any change at November 1, 2005 (their work did not extend to the period from November 2, 2005 to November 3, 2005, inclusive), in the capital stock, increase in consolidated long-term debt or stockholders’ deficit, or decrease in consolidated net current assets of the Company as compared with amounts shown on the September 30, 2005 unaudited condensed consolidated balance sheet; or (b) for the period from October 1, 2005 to November 1, 2005, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total operating revenues, or in total amounts of income from continuing operations or net income (loss). On the basis of these inquiries and their reading of the minutes as described in 3, nothing came to their attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

(vii)                                   For the purposes of this letter, they have read the items identified on the attached pages of the Registration Statement, and have performed the following procedures, which were applied to the identified items as indicated by the appropriate letter below.

A                                              Compared the specified dollar amounts, percentages, or ratios to 1) amounts shown in or derived from the audited consolidated financial statements of Qwest Communications International Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004 filed on Form 8-K on March 31, 2005, incorporated by reference in the Registration Statement; or 2) to amounts shown in or derived from the audited consolidated financial statements of Qwest Communications International Inc. as of December 31, 2002, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2002, not incorporated by reference in the Registration Statement, and found them to be in agreement, after giving effect to rounding.

B                                                Computed the specified dollar amounts, percentages, or ratios from amounts shown in or derived from the audited consolidated financial statements of Qwest Communications International Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, incorporated by reference in the Registration Statement, and found them to be in agreement, after giving effect to rounding. However, as applicable, they make no comment as to the appropriateness or completeness of the Company’s determination of the cause of the increase or decrease in the financial information.

C                                                Compared the specified dollar amounts, percentages, or ratios to amounts shown in or derived from schedules or reports prepared by the Company from its accounting records and found them to be in agreement, after giving effect to rounding. However, as applicable, they make no comment as to the appropriateness or completeness of the Company’s determination of the cause of the increase or decrease in the financial information.

D                                               Compared the specified dollar amounts, percentages, or ratios to amounts shown in or derived from the unaudited condensed consolidated financial statements of Qwest Communications International Inc. as of September 30, 2005, and for the three and nine-month periods ended September 30, 2005 and 2004, incorporated by reference in the Registration Statement, and found them to be in agreement, after giving effect to rounding.

E                                                 Computed the specified dollar amounts, percentages, or ratios from amounts shown in or derived from the unaudited condensed consolidated financial statements of Qwest Communications International Inc. as of September 30, 2005, and for the three and nine-month periods ended September 30, 2005 and 2004, incorporated by reference in the Registration Statement, and found them to be in agreement, after giving effect to rounding. However, as applicable, they make no comment as to the appropriateness or completeness of the Company’s determination of the cause of the increase or decrease in the financial information.

F                                                 Compared the amount to, or recalculated the amount or percentages from, unaudited financial information included elsewhere in the Registration Statement and found such unaudited financial information to be in agreement.

(viii)                                It should be understood that their procedures with respect to the information contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) incorporated by reference in the Registration Statement were limited to applying procedures stated above and therefore they make no representations regarding the accuracy of the discussion contained therein, whether any facts have been omitted, or regarding the adequacy of the disclosures in MD&A, other than with respect to the results of the procedures performed as described above.

(ix)                                        Their audits of Qwest Communications International Inc.’s consolidated financial statements for the periods referred to in the introductory paragraphs of this letter comprise audit tests and procedures deemed necessary for the purpose of expressing an opinion on such consolidated financials statements taken as a whole. For none of the periods referred to therein, or any other period, did they perform audit tests for the purpose of expressing an opinion on the individual balances of accounts or summaries of selected transactions such as those enumerated above or on the attached pages, and accordingly, they express no opinion thereon.

(x)                                           It should be understood that they make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated above; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages referred to in this letter. Further, they have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of the disclosure or regarding whether any material facts have been omitted.

(xi)                                        This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of Qwest Communications International Inc. in connection with the offering of the Convertible Senior Notes covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the initial purchaser group for any purpose, including but not limited to the registration, purchase, or sale of Convertible Senior Notes, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the purchase agreement or in any list of closing documents pertaining to the offering of Convertible Senior Notes covered by the Registration Statement.

ANNEX II

Qwest Communications International Inc.

Lock-Up Agreement

Goldman, Sachs & Co.

85 Broad Street

New York, NY  10004

Re:  Qwest Communications International Inc.- Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Qwest Communications International Inc., a Delaware corporation (the “Company”), providing for an offering of convertible notes of the Company (the “Notes”), which will be convertible into Common Stock, par value $0.01 (“Common Stock”) of the Company, pursuant to a Registration Statement filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final prospectus covering the offering of the Notes, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Date: , 2005

EXHIBIT A-1

[FORM OF OPINION OF IN-HOUSE COUNSEL TO COMPANY]

1.                                       To my knowledge, QCII is not in violation of its charter or bylaws or similar organizational documents.

2.                                       To my knowledge, and except as set forth in the Prospectus, none of QCII or any Significant Subsidiary is (A) in violation of any judgment, decree or order of any New York or federal court or governmental authority, binding on QCII or any Significant Subsidiary or any of their respective properties or assets, or (B) in default in the performance or observance of any material agreement identified on Exhibit I hereto, which violation or default has had or would reasonably be expected to have a Material Adverse Effect.

3.                                       The issue and sale of the Securities, the execution and delivery by QCII of the Transaction Documents, and the performance of their respective obligations under the Transaction Documents will not (i) violate the certificate of incorporation or bylaws or similar organizational documents of any Delaware Qwest Company, or (ii) breach or otherwise violate any existing obligation of or restriction on QCII or any Delaware Qwest Company under any order, judgment or decree of any New York or federal court or governmental authority known to me binding on QCII or any Delaware Qwest Company, which violation, breach, default, lien, charge or encumbrance would reasonably be expected to have a Material Adverse Effect.

4.                                       All the outstanding shares of capital stock of QCII have been duly and validly authorized by all necessary corporate action on the part of QCII and are validly issued, fully paid and nonassessable.

To my knowledge, and except as set forth in the Prospectus, there is not pending any action, suit, proceeding, inquiry or investigation to which QCII or any of its Significant Subsidiaries is a party, or to which the assets, properties or operations of QCII or any of its Significant Subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to have a Material Adverse Effect.  I have reviewed the Prospectus, but have not independently verified the accuracy, completeness or fairness of the statements in that document. The limitations inherent in such review, and the knowledge available to me, are such that I am unable to assume, and I do not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of such review, nothing has come to my attention that would lead me to believe that the Prospectus, as amended or supplemented, considered as a whole as of the date of the Prospectus or the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  However, I express no opinion or belief as to the financial statements, including the notes thereto, and any other financial or statistical data that is found in or derived from the accounting or financial records of the Company and its subsidiaries, that are contained or incorporated by reference in the Prospectus.

EXHIBIT A-2

FORM OF OPINION OF OUTSIDE COUNSEL

GIBSON, DUNN & CRUTCHER LLP

(1)                                  Each of QCII and Qwest Communications Corporation is a corporation validly existing under the laws of the state of Delaware, with requisite corporate power and authority to own or lease its properties and assets, to carry on its business as described in the Prospectus and to execute and deliver the Underwriting Agreement.

(2)                                  The Securities have been duly authorized by all necessary corporate action of QCII.

(3)                                  The shares of Stock initially issuable upon conversion of the Securities pursuant to the conversion ratio set forth in the Indenture as in effect on the Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable.

(4)                                  The execution, delivery and performance of the Indenture by QCII has been duly authorized by all necessary action.  The Indenture has been duly executed and delivered by QCII.

(5)                                  The execution and delivery by QCII of the Underwriting Agreement, the Indenture and the Securities, and the performance of its obligations thereunder, will not require any filing with or approval of any governmental authority of the State of New York, the State of Colorado or the United States of America applicable to QCII that, in our experience, is generally applicable to transactions of the type contemplated by the Underwriting Agreement, or under the Delaware General Corporation Law, except that we express no opinion regarding any federal or state communication laws, federal securities laws, or Blue Sky or state securities laws.

(6)                                  The execution and delivery by QCII of the Underwriting Agreement, the Indenture and the Securities, and the performance of its obligations thereunder, will not violate any law or regulation of the State of New York, the State of Colorado or the United States of America applicable to QCII that, in our experience, is generally applicable to transactions of the type contemplated by the Underwriting Agreement, or the Delaware General Corporation Law, except that we express no opinion regarding any federal or state communications laws, federal securities laws, or Blue Sky or state securities laws or as to Section 8 of the Underwriting Agreement.

(7)                                  Insofar as the statements in the Prospectus under the caption “Certain United States Federal Income Tax Consequences” purport to describe specific provisions of the Internal Revenue Code, such statements present in all material respects an accurate summary of such provisions.  Insofar as the statements in the Prospectus under the caption “Description of Capital Stock” purport to describe specific provisions of the QCII’s certificate of incorporation, bylaws or Delaware law, such statements present in all material respects an accurate summary of such provisions.

(8)                                  QCII is not, and after giving effect to the sale of the Securities will not be, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  For purposes of this paragraph 8, the term “investment company” has the meaning ascribed to such term in the Investment Company Act.

(9)                                  Each of QSC, QCF and Qwest Corporation is a validly existing corporation in good standing under the laws of the State of Colorado, with the requisite corporate power and authority to own or lease its properties and conduct its business as now conducted as described in the Prospectus.

(10)                            The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of QCII.  The Underwriting Agreement has been duly executed and delivered by QCII.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and representatives of the Underwriters and their counsel at which the contents of the Prospectus Supplement (in each case excluding the “Description of Notes,” “Description of Other Indebtedness” and the footnotes in the sections “Our Corporate Structure” and “Capitalization” describing the Notes, (collectively, the “Note Descriptions”)) and related matters were discussed.  Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent set forth in paragraph 7.

On the basis of the foregoing, and except for the Note Descriptions and the financial statements, including the notes thereto, and any other financial or statistical data that is found in or derived from the internal accounting or financial records of the Company and its subsidiaries, that are contained or incorporated by reference in the Registration Statement and Prospectus, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective (which, for purposes of this letter, shall have the meaning set forth in Rule 158(c) under the Securities Act), or the Prospectus, as of its date or as of the date hereof, were not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b)(ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

EXHIBIT A-3

[FORM OF OUTSIDE COUNSEL OPINION (LINKLATERS)]

1.                                    The Notes, upon payment for and delivery of the Notes in accordance with the Underwriting Agreement and the authentication of the certificate or certificates representing the Notes by a duly authorized signatory of the Trustee in accordance with the provisions of the Indenture, constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.                                    The Indenture constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.                                    The issue and sale of the Notes in the manner contemplated by the Prospectus, and the execution and delivery by the Company of the Underwriting Agreement and the Indenture do not and the performance of its obligations under the Underwriting Agreement and the Indenture will not, violate, breach or result in a default under any existing obligation of or restriction on the Issuer under any agreement identified in Exhibit 1 hereto (the “Relevant Agreements”). If a Relevant Agreement is governed by the laws of a jurisdiction other than New York, we have assumed such Relevant Agreement is governed by the laws of the State of New York.

4.                                    The statements (i) under the captions “Description of the Notes” and “Description of Other Indebtedness” and (ii) set forth in footnotes (1) through (6) under the caption “Our Corporate Structure” and in footnotes (2) through (8) under the caption “Capitalization” in the Prospectus, in each case, insofar as those statements relate to provisions of the Notes or the Indenture or the documents evidencing such other applicable debt instruments therein described, at the time and date of delivery of this opinion, were accurate in all material respects.

EXHIBIT 1 TO EXHIBIT A-3

RELEVANT AGREEMENTS

Qwest Corporation:

1                               Indenture, dated as of April 15, 1990, between Qwest Corporation and The First National Bank of Chicago;

(a)                               First Supplemental Indenture, dated as of April 16, 1991, between Qwest Corporation and the First National Bank of Chicago;

2                               Indenture, dated as of October 15, 1999, between Qwest Corporation and Bank One Trust Company, National Association;

(a)                               First Supplemental Indenture, dated as of August 19, 2004, between Qwest Corporation and U.S. Bank National Association;

(b)                              Second Supplemental Indenture, dated as of November 23, 2004, between Qwest Corporation and U.S. Bank National Association;

(c)                               Third Supplemental Indenture, dated as of June 17, 2005, between Qwest Corporation and U.S. Bank National Association.

3                               Term Loan Agreement, dated as of June 9, 2003, among Qwest Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc. and the Lenders listed therein; and

4                               Other Indentures:

(a)                               Indenture, dated as of January 1, 1968, between Qwest Corporation and Iowa-Des Moines National Bank; and

(b)                              Indenture, dated as of August 1, 1967, between Qwest Corporation and Idaho First National Bank.

Qwest Communications International Inc. and Qwest Services Corporation:

1                               Indenture, dated as of October 15, 1997, between Qwest Communications International Inc. and Bankers Trust Company;

(a)                               First Supplemental Indenture, dated as of February 16, 2001;

2                               Indenture, dated as of January 29, 1998, between Qwest Communications International Inc. and Bankers Trust Company;

(a)                               First Supplemental Indenture, dated as of February 16, 2001;

3                               Indenture, dated as of November 4, 1998, between Qwest Communications International Inc. and Bankers Trust Company;

(a)                               First Supplemental Indenture, dated as of December 26, 2002;

(b)                              Second Supplemental Indenture, dated as of December 2, 2003;

4                               Indenture, dated as of November 27, 1998, between Qwest Communications International Inc. and Bankers Trust Company;

(a)                               First Supplemental Indenture, dated as of December 26, 2002;

(b)                              Second Supplemental Indenture, dated as of December 4, 2003;

5                               Indenture, dated as of June 23, 1997, between Qwest Communications Corporation (formerly LCI International, Inc.) and First Trust National Association;

(a)                               First Supplemental Indenture, dated as of December 4, 2003;

6                               Indenture, dated as of June 29, 1998, between Qwest Capital Funding, Inc. and The First National Bank of Chicago;

(a)                               First Supplemental Indenture, dated as of June 30, 2000;

(b)                              Second Supplemental Indenture, dated as of February 4, 2002;

7                               Indenture, dated as of August 28, 1997, between Qwest Communications International Inc. and Bankers Trust Company;

(a)                               First Supplemental Indenture, dated as of February 16, 2001;

8                               Indenture, dated as of December 26, 2002, among Qwest Services Corporation, Qwest Communications International Inc. and Qwest Capital Funding, Inc. and Bank One Trust Company, N.A. (the “QSC Indenture”);

9                               Indenture, dated as of February 5, 2004, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and J.P. Morgan Trust Company (the “QCII 2004 Indenture”);

(a)                               First Supplemental Indenture, dated as of June 17, 2005;

(b)                              Second Supplemental Indenture, dated as of June 23, 2005; and

10                        Credit Agreement, dated as of October 21, 2005, among Qwest Services Corporation, Qwest Communications International Inc., Wachovia Bank, N.A. and the Lenders listed therein (the “Credit Agreement”).

EXHIBIT A-4

FORM OF OPINION OF IN-HOUSE REGULATORY COUNSEL

1.                                       No consent, approval or authorization by the Federal Communications Commission (the “FCC”) is required in connection with the issue and sale of the Securities, the issuance of Stock upon conversion of the Securities, the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated in the Underwriting Agreement by QCII;

2.                                       The issue and sale of the Securities, the issuance of Stock upon conversion of the Securities, the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated by this Agreement, by QCII does not violate any applicable provision of the Communications Act of 1934, as amended (the “Communications Act”) or the rules of the FCC promulgated under the Communications Act (the “FCC Rules”);

3.                                       The issue and sale of the Securities, the issuance of Stock upon conversion of the Securities, the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by QCII is not inconsistent with any applicable published order of the FCC as of the date of such opinion; and

4.                                       The statements in the Prospectus under the headings “Risk Factors — We operate in a highly regulated industry, and are therefore exposed to restrictions on our manner of doing business and a variety of claims relating to such regulation,” “Business — Regulation” and “Business —Legal Proceedings — Regulatory Matters” insofar as such statements purport to summarize applicable provisions of the Communications Act and the FCC Rules, are accurate summaries in all material respects of the provisions purported to be summarized, under such headings of the Prospectus.